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                               SERVICES AGREEMENT


          This Services Agreement (this "Agreement") is made and entered into as of October 2, 1996 by and between The Alpine Group, Inc, a Delaware corporation ("Alpine"), and Superior TeleCom Inc., a Delaware corporation ("Superior").

                                    RECITALS

     A.   Superior is a wholly owned subsidiary of Alpine.

     B. Alpine and Superior intend to effect an initial public offering of shares of common stock of Superior (the "Offering").

     C. Historically, Alpine has provided to its subsidiaries, including Superior and its subsidiaries, certain administrative, financial and other services.

          THEREFORE, the parties agree as follows:

          1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

               (a)       The term "Business Day" shall mean a day on which banks
                    are not required or permitted to close in New York City or Atlanta, Georgia.

               (b)       The term "Effective Time" shall mean the date and time
                    at which Alpine contributes the shares of common stock of its Superior Telecommunications Inc. and DNE Systems, Inc. subsidiaries to Superior.

               (c)       The term "Services" shall have the meaning set forth in
                    Section 4 hereof.


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          2.   ADMINISTRATIVE SERVICES.  Alpine shall provide or cause to be provided to Superior and its subsidiaries the services described in Exhibit A hereto and, if, when and to the extent requested by Superior, such other services that Alpine is capable of providing with its then-current personnel and facilities without unreasonable interference with Alpine's normal business operations (the "Services"). It is understood that certain of the Services will be performed by David S. Aldridge, Alpine's Chief Financial Officer or his successor, who may be Superior's Chief Financial Officer, and by Stephen M. Johnson, Alpine's Executive Vice President-Chief Operating Officer or his successor, who shall provide advice and assistance regarding operations to Superior.

          3.   CHARGES FOR SERVICES.

               (a) From the Effective Time through the completion of the Offering, Superior shall pay to Alpine a fee at the rate of $2,000,000 per year, pro-rated for partial years, for the Services described on Exhibit A and use of the New York facility pursuant to this Agreement (such fee reflects on a net basis the consideration for Alpine's use of the Atlanta Facility). Superior shall reimburse Alpine for third-party charges incurred by Alpine on Superior's behalf only in accordance with past practice.

               (b) Upon completion of the Offering, and in lieu of the fee described in Section 3(a) hereof, Superior shall pay to Alpine at the rate of $925,000 per year, pro-rated for partial years, for the Services described on Exhibit A and use of the New York Facility pursuant to this Agreement (such fee reflects on a net basis the consideration for Alpine's use of the Atlanta Facility). In addition, Superior shall reimburse Alpine for any third-party charges incurred by Alpine on Superior's behalf.

               (c) In the event Superior requests and Alpine agrees to provide any Services other than those described on Exhibit A, Superior shall pay to Alpine the actual costs and expenses, including third-party charges, incurred by Alpine in providing such Services that are separately identifiable, and that portion of such costs and expenses reasonably attributable to Superior based on such methodology as Alpine determines to be appropriate (subject to the approval of Superior, which approval shall not be unreasonably withheld) for all such costs and expenses that are not separately identifiable.

          4. PAYMENTS. (a) Alpine shall submit to Superior by the 5th day of each month an invoice for the applicable fee, and, if the Offering has been completed, any third-party charges incurred by Alpine in connection with the Services


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for the preceding month. Except as provided in Section 4(b) hereof, Superior shall remit payment in full for all charges invoiced on or before the last day of the month in which the invoice is received.

               (a) In the event of a dispute as to an invoiced amount, Superior shall promptly pay all undisputed amounts, but shall be entitled to withhold amounts in dispute. Superior shall promptly notify Alpine of any such dispute. Each party will provide the other sufficient records and information to resolve any such dispute and, without limiting the rights and remedies of the parties thereunder, will negotiate in good faith a resolution thereto.

          5. METHOD OF PAYMENT. Transfer of funds pursuant to this Agreement shall be made in U.S. dollars by wire transfer of immediately available funds to an account or accounts specified by the party receiving such payment. Whenever any payment hereunder is required or requested on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and any such extension of time shall be included in the computation of the payment of interest.

          6.   PERFORMANCE OF SERVICES.

               (a) DEGREE OF CARE. Alpine shall perform the Services with the same degree of care, skill and prudence customarily exercised by it in respect of its own business, operations and affairs.

               (b) CERTAIN LIMITATIONS. Each party acknowledges that the Services shall be provided only with respect to the businesses of Superior and its subsidiaries as such businesses exist as of the Effective Time or as otherwise mutually agreed by the parties. Alpine will not be obligated to provide Services for the benefit of entities other than Superior and its subsidiaries. Superior shall use the Services only in accordance with all applicable federal, state and local laws and regulations.

               (c) CERTAIN INFORMATION. Superior shall provide, and shall cause each of its subsidiaries to provide, in a manner consistent with the practices employed by the parties prior to the Effective Time, any information needed by Alpine from Superior or such subsidiary, as the case may be, to perform the Services pursuant hereto. If the failure to provide such information renders the performance of any requested Services impossible or unreasonably difficult, Alpine may, upon reasonable notice to Superior, refuse to provide such Services.


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          7.   SPACE SHARING

               (a) USE BY ALPINE. Alpine shall permit Superior to use a portion of its corporate headquarters in New York (the "New York Facility") for the purposes permitted under lease agreement (the "New York Lease") pursuant to which Alpine leases the New York Facility, subject to the terms and conditions set forth in this Agreement.

               (b) USE BY SUPERIOR. Superior shall permit Alpine to use a portion of its principal offices in Atlanta (the "Atlanta Facility") for the purposes permitted under the lease agreement (the "Atlanta Lease") pursuant to which Superior leases the Atlanta Facility, subject to the terms and conditions set forth in this Agreement.

               (c) COMPLIANCE WITH LEASES. Alpine has provided Superior with a copy of the New York Lease and Superior acknowledges receipt thereof. Superior hereby agrees not to take any action or fail to take any action in connection with its use of a portion of the New York Facility a result of which would be Alpine's violation of any of the terms and conditions of the New York Lease, the provisions of which are hereby incorporated by reference. Superior agrees to comply with the terms and provisions of the New York Lease with respect to its use of a portion of the New York Facility. Superior acknowledges and agrees that Alpine has the right to modify or otherwise amend the New York Lease without the consent of Superior. Alpine will provide Superior with a copy of any such amendment. Superior has provided Alpine with copies of the Atlanta Lease and Alpine acknowledges receipt thereof. Alpine hereby agrees not to take any action or fail to take any action in connection with its use of the Atlanta Facility a result of which would be Superior's violation of any of the terms and conditions of the Atlanta Lease with respect to its use of the Atlanta Facility. Alpine acknowledges and agrees that Superior has the right to modify or otherwise amend the Atlanta Lease without the consent of Alpine. Superior will provide Alpine with a copy of any such amendment.

               (d) RELOCATION. Superior acknowledges that Alpine may relocate its corporate headquarters. The parties hereto acknowledge and agree that, effective as of such relocation, all references in this Agreement to the New York Lease and the New York Facility shall mean the lease agreement and the office space, respectively, associated with Alpine's corporate headquarters following such relocation.

          8.   LIMITATIONS ON LIABILITY AND INDEMNIFICATION.


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               (a)  LIMITATIONS ON LIABILITY.  Neither party shall have any liability under this Agreement (including any liability for its own negligence) for damages, losses or expenses suffered by the other party or its subsidiaries as a result of the performance or non-performance of such party's obligations hereunder, unless such damages, losses or expenses are caused by or arise out of the willful misconduct or gross negligence of such party or a breach by such party of any of the express provisions hereof. In no event shall either party have any liability to the other party for indirect, incidental or consequential damages that such other party or its subsidiaries or any third party may incur or experience on account of the performance or non-performance of such party's obligations hereunder.

               (b) INDEMNIFICATION. Subject to the limitations on liability set forth in the last sentence of Section 8(a) hereof, each party shall indemnify, defend and hold harmless the other party and its directors, employees, agents and representatives from and against all claims, liabilities, damages, losses and expenses (including reasonable attorneys fees and expenses) caused by or arising out of the willful misconduct or gross negligence of such indemnifying party in the performance or non-performance of its obligations hereunder or the breach by such indemnifying party of any of the express provisions hereof.

               (c) SURVIVAL. The provisions of this Section 8 shall survive any termination of this Agreement.

          9. TERM OF AGREEMENT. This Agreement shall become effective at the Effective Time and shall automatically terminate on April 30, 1998.

          10. CONFIDENTIALITY. Each party will hold in trust and maintain confidential and, except as required by law, not disclose to others without the prior written approval of the other party, any information received by it from the other party or developed or otherwise obtained by it in connection with the performance of its obligations hereunder (the "Information"). Within 90 days after the date of termination of this Agreement, each party will return to the other party, or, with the written consent of the other party, destroy all documents, data and other materials of whatever nature relating to the businesses of the other and its subsidiaries that it obtained in connection with the performance of its obligations hereunder, provided that the parties may retain any Information to the extent reasonably needed to comply with applicable tax, accounting or financial reporting requirements or to resolve any legal issues identified at the time of termination. The provisions of this Section 10 shall survive any termination of this Agreement.


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          11.  MISCELLANEOUS.

               (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto to any other person except that either party may assign this Agreement to any of its affiliates.

               (b) NO THIRD-PARTY BENEFICIARIES. Except for the persons entitled to indemnification pursuant to Section 9(b) hereof, each of whom is an intended third-party beneficiary hereunder, nothing expressed or implied in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable rights hereunder.

               (c) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.

               (d) AMENDMENT. This Agreement may not be amended except by an instrument signed by the parties hereto.

               (e) WAIVERS. Either party hereto may (i) extend the time for the performance of any of the obligations or other act of the other party or
(ii) waive compliance with any of the agreements contained herein. No waiver of any term shall be construed as a waiver of the same term, or a waiver of any other term, of this Agreement. The failure of any party to assert any of its rights hereunder will not constitute a waiver of any such rights.

               (f) SEVERABILITY. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, such provision shall be deemed severable and all other provisions of this Agreement shall nevertheless remain in full force and effect.

               (g) HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

               (h) NOTICES. All notices given in connection with this Agreement shall be in writing. Service of such notices shall be deemed complete
(i) if


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hand delivered, on the date of delivery, (ii) if my mail, on the fourth business day following the day of deposit in the United States mail, by certified or registered mail, first-class postage prepaid, or (iii) if sent by FedEx or equivalent courier service, on the next business day. Such notices shall be addressed to the parties at the following addresses or at such other address for a party as shall be specified by like notice (except that notices of change of address shall be effective upon receipt):

               If to Alpine:       The Alpine Group
                                   1790 Broadway
                                   New York, New York  10019
                                   Attention: Chairman
                                   Telecopy No.:  (212) 757-3423

               If to Superior:     Superior TeleCom Inc.
                                   1790 Broadway
                                   New York, New York  10019
                                   Attention:  President
                                   Telecopy No.: (212) 757-3423


               (i) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to the principles of conflict of laws of such State.

               (j) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute but on and the same instrument.

          IN WITNESS WHEREOF, Alpine and Superior have caused this Agreement to be executed on the date first above written.

                              THE ALPINE GROUP, INC.


                              By:  /s/ Bragi F. Schut
                                       Executive Vice President


                              SUPERIOR TELECOM INC.


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                              By:  /s/ Stewart H. Wahrsager
                                       Secretary


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                                                                       EXHIBIT A
                                                                       ---------


                                    SERVICES


FINANCIAL SERVICES

- Preparation of all SEC reports including Forms 10-K and 10-Q and Proxy statements
- Prepare separate financial statements on behalf of Superior TeleCom subsidiaries
-    Perform accounting and financial research on an as requested basis
-    Maintain a corporate ledger
- Prepare consolidated monthly reports to be distributed to management and the Board of Directors
-    Prepare consolidated financial forecasts and budgets
-    Perform all government compliance with respect to Superior TeleCom
- Prepare all consolidated and separate state and federal tax returns and quarterly payments
-    Perform all tax planning (in conjunction with the external auditors)
-    Coordinate all tax examinations performed by the I.R.S.

INTERNAL AND EXTERNAL AUDIT AND ACCOUNTING SERVICES

-    Conduct all liaison with external auditors
-    Conduct all liaison with the audit committee of the Board of Directors
-    Coordinate all special projects with the external auditors
-    Review internal accounting and administrative controls
-    Review operational and financial management

CORPORATE FINANCE AND STRATEGIC PLANNING

-    Advice and assist once in preparation of business plans and budgets
- Advice and assist with respect to strategic planning, including evaluating acquisition opportunities
-    Advice and assistance regarding banking matter (including compliance)


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LEGAL

- Substantially all legal work, other than litigation handled by outside counsel; but including commercial consulting, anti-trust, pension, acquisition, employment matters, environmental, claims, real estate, etc.

TREASURY

-    Centralized cash management
-    Bank reconciliations
-    Forecasting of cash requirements
-    Letters of credit
-    Money movements

GROUP INSURANCE

-    Design, implement and communicate the property/casualty insurance coverage
-    Analysis of plans and costs
-    Management reporting

OTHER MANDATED SERVICES

-    Investor relations
-    Stock option and grant administration


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